                                                                EXHIBIT 10.2



                              LSB BANCSHARES, INC.

                       1996 OMNIBUS STOCK INCENTIVE PLAN

ARTICLE I                              DEFINITIONS
                   1.01.               Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.02.               Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.03.               Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.04.               Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.05.               Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.06.               Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.07.               Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.08.               Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.09.               Corresponding SAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.10.               Exchange Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.11.               Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   1.12.               Initial Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.13.               Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.14.               Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.15.               Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.16.               SAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                   1.17.               Stock Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II                             PURPOSES

ARTICLE III                            ADMINISTRATION

ARTICLE IV                             ELIGIBILITY

ARTICLE V                              STOCK SUBJECT TO PLAN

                   5.01.               Shares Issued  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                   5.02.               Aggregate Limit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   5.03.               Reallocation of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VI                             OPTIONS

                   6.01.               Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.02.               Option Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.03.               Maximum Option Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.04.               Nontransferability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   6.05.               Transferable Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.06.               Employee Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                   6.07.               Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   6.08.               Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                   6.09.               Installment Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                   6.10.               Shareholder Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                   6.11.               Disposition of Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11


ARTICLE VII                            SARS
                   7.01.               Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   7.02.               Maximum SAR Period.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   7.03.               Nontransferability.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                   7.04.               Transferable SARs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   7.05.               Employee Status.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   7.06.               Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                   7.07.               Settlement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   7.08.               Shareholder Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VIII                           STOCK AWARDS

                   8.01.               Award.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                   8.02.               Vesting.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   8.03.               Performance Objectives.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   8.04.               Employee Status.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   8.05.               Shareholder Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IX                             ADJUSTMENT UPON CHANGE IN
                                       COMMON STOCK

ARTICLE X                              COMPLIANCE WITH LAW AND
                                       APPROVAL OF REGULATORY BODIES

ARTICLE XI                             GENERAL PROVISIONS

                   11.01.              Effect on Employment and Service.  . . . . . . . . . . . . . . . . . . . . . .  19
                   11.02.              Unfunded Plan.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                   11.03.              Rules of Construction.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XII                            AMENDMENT

ARTICLE XIII                           DURATION OF PLAN

ARTICLE XIV                            EFFECTIVE DATE OF PLAN


                                   ARTICLE I

                                  DEFINITIONS


1.01. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02. Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

1.03. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award or an Option or SAR granted to such Participant.

1.04.  Board means the Board of Directors of the Company.

1.05.  Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.  Committee means the Stock Option and Compensation Committee of the Board.

1.07. Common Stock means the common stock, $5.00 par value per share, of the Company.

1.08.  Company means LSB Bancshares, Inc.

1.09. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.10.  Exchange Act means the Securities Exchange Act of 1934, as amended.

1.11. Fair Market Value means, on any given date, the last sales price of a share of Common Stock as reported on the NASDAQ National Market System. The preceding sentence to the contrary notwithstanding, if the Common Stock is listed upon any established stock exchange, the Fair Market Value on any given day shall be the closing price of the Common Stock on such exchange. If the Common Stock was not traded on the NASDAQ National Market System or on an established stock exchange on such day, then the Fair Market Value is determined with reference to the next preceding day that the Common Stock was so traded.

1.12. Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant.

1.13. Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.14. Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Stock Award, an Option, an SAR or a combination thereof.

1.15.              Plan means the LSB Bancshares, Inc. 1996 Omnibus Stock
  Incentive Plan.

1.16. SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair

Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.17. Stock Award means Common Stock awarded to a Participant under Article VIII.

                                   ARTICLE II

                                    PURPOSES


                   The Plan is intended to assist the Company and each Affiliate in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying, and the grant of SARs and Stock Awards. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION


                   The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Options and SARs upon such terms (not inconsistent with the provisions of the Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Stock Award. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any Option or SAR may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable. In addition, the Administrator shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of the Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement, Option, SAR or Stock Award. All expenses of administering the Plan shall be borne by the Company.

                   The Committee, in its discretion, may delegate to one or more officers of the Company or the Executive Committee of the Board, all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of
Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.


                                   ARTICLE IV

                                  ELIGIBILITY


                   Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in the Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in the Plan. A member of the Committee may not participate in the Plan during the time that his participation would prevent the Committee from being "disinterested" for purposes of Securities and Exchange Commission Rule 16b-3 as in effect from time to time.

                                   ARTICLE V

                             STOCK SUBJECT TO PLAN


5.01. Shares Issued. Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue shares of Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit. The maximum aggregate number of shares of Common Stock that may be issued under the Plan pursuant to the exercise of SARs and Options and the grant of Stock Awards is 250,000 shares. The maximum aggregate number of shares that may be issued under the Plan as Stock Awards is 125,000 shares. The maximum aggregate number of shares that may be issued under the Plan and the maximum number of shares that may be issued as Stock Awards shall be subject to adjustment as provided in Article X.

5.03. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Common Stock, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under the Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of shares of Common Stock allocated to the SAR or portion thereof may be reallocated to other Options, SARs and Stock Awards to be granted under the Plan.

                                   ARTICLE VI

                                    OPTIONS


6.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

6.02. Option Price. The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant; provided, however, that the price per share for Common Stock purchased on the exercise of any Option shall not be less than eighty-five percent (85%) of the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted.

6.03. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability. Except as provided in Section 6.05, each Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as set forth in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners; provided, however, that Participant may not receive any consideration for the transfer. In addition to transfers described in the preceding sentence the Administrator may grant Options that are not incentive stock options that are transferable on other terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07. Exercise. Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market (determined as of the date an Option is granted) exceeding $100,000. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08. Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Adminis-trator. If the Agreement provides, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Installment Payment. If the Agreement provides, and if the Participant is employed by the Company on the date the Option is exercised, payment of all or part of the Option price may be made in installments. In that event the Company shall lend the Participant an amount equal to not more than ninety percent (90%) of the Option price of the shares acquired by the exercise of the Option. This amount shall be evidenced by the Participant's promissory note and shall be payable in not more than five equal annual installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased, which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System. In that event, the note shall be payable in equal quarterly installments over a period of time not to exceed five years. The Administrator, however, may vary such terms and make such other provisions concerning the unpaid balance of such purchase price in the case of hardship, subsequent termination of employment, absence on military or government service, or subsequent death of the Participant as in its discretion are necessary or advisable in order to protect the Company, promote the purposes of the Plan and comply with regulations of the Board of Governors of the Federal Reserve System relating to securities credit transactions.

                   The Participant shall pay interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares acquired with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Administrator, shares of stock may be released from such pledge proportionately as payments on the note (together with interest) are made, provided the release of such shares complies with the regulations of the Federal Reserve System relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and he shall have the right to vote such shares and to receive all dividends thereon.

6.10. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.11. Disposition of Stock. A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs
(i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

                                  ARTICLE VII

                                      SARS


7.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by such awards. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period. The maximum period in which an SAR may be exercised shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive stock option shall be exercisable after the expiration of ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive stock option may provide that it is exercisable for a period less than such maximum period.

7.03. Nontransferability. Except as provided in Section 7.04, each SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.

Except as set forth in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs. Section 7.03 to the contrary notwithstanding, the Administrator may grant transferable SARs to the extent that, and on such terms as may be permitted by, Securities Exchange Commission Rule 16b- 3 as in effect from time to time. In the event of any such transfer, Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities. The holder of an SAR transferred pursuant to this section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant.

7.05. Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.06. Exercise. Subject to the provisions of the Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is
exercised.  7.07.              Settlement.  At the Administrator's discretion,
the amount payable as a result of the exercise of an SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08. Shareholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

                                  ARTICLE VIII

                                  STOCK AWARDS


8.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such awards.

8.02. Vesting. The Administrator, on the date of the award, may prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement. If a Stock Award is forfeitable and non-transferable upon its grant, the period of restriction shall be at least three years; provided, however, that the minimum period of restriction shall be at least one year in the case of a Stock Award that will become transferable and nonforfeitable on account of the satisfaction of performance objectives prescribed by the Administrator.

8.03. Performance Objectives. In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, Fair Market Value or other criteria. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Employee Status. In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness,





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

temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. Shareholder Rights. During the time a Stock Award is forfeitable, (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Common Stock granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares of Common Stock granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.
The limitations set forth in the preceding sentence shall not apply after the shares of Common Stock granted under the Stock Award are transferable and are no longer forfeitable.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK


                   The maximum number of shares as to which Options, SARs and Stock Awards may be granted under the Plan, the terms of outstanding Stock Awards, Options, and SARs, and the per individual limitations on the number of shares or Units for which Options, SARs, and Stock Awards may be granted, shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

                   The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs and Stock Awards may be granted, the per individual limitations on the number of shares for which Options, SARs and Stock Awards may be granted or the terms of outstanding Stock Awards, Options or SARs.

                   The Committee may make Stock Awards and may grant Options and SARs in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Stock

Awards or Option or SAR grants shall be as the Committee, in its discretion, determines is appropriate.

                                   ARTICLE X

                            COMPLIANCE WITH LAW AND
                         APPROVAL OF REGULATORY BODIES


                   No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

                               GENERAL PROVISIONS


11.01. Effect on Employment and Service. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

11.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03. Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE XII

                                   AMENDMENT


                   The Board may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants or (iii) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding Stock Award, Option, or SAR outstanding at the time such amendment is made.


                                  ARTICLE XIII

                                DURATION OF PLAN


                   No Stock Award, Option or SAR may be granted under the Plan after January 8, 2006. Stock Awards, Options, and SARs granted before that date shall remain valid in accordance with their terms.

                                  ARTICLE XIV

                             EFFECTIVE DATE OF PLAN


                   Options and SARs may be granted under the Plan upon its adoption by the Board, provided that no Option or SAR shall be effective or exercisable unless the Plan is approved by a majority of the votes of the Company's shareholders, voting either in person or by proxy, present, or represented, and entitled to vote, at a duly held shareholders' meeting within twelve months of such adoption. Stock Awards may be granted under the Plan upon the later of its adoption by the Board or its approval by shareholders in accordance with the preceding sentence.





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